Exhibit 99.1

4602 East Thomas Road Phoenix, Arizona 85018 Telephone: (602) 437-5400 Fax: (602) 437-1681

	Investor Contact:	Company Contact:
	Neil Berkman Associates	David D. Doty
	(310) 826-5051	Chief Financial Officer
FOR IMMEDIATE RELEASE	info@BerkmanAssociates.com	www.meadowvalley.com
Meadow Valley Announces Receipt of
Nasdaq Staff Determination Letter
PHOENIX, ARIZONA, January 15, 2009... MEADOW VALLEY CORPORATION (NASDAQ:MVCO) announced that on January 9, 2009, the Company received a staff (the “Staff”) determination letter from The Nasdaq Stock Market, LLC (“Nasdaq”) indicating that the Company fails to comply with the requirements for continued listing set forth in Nasdaq Marketplace Rules 4350(e) and 4350(g) (the “Rules”) as a result of the Company’s failure to hold its 2008 annual meeting by December 31, 2008. The letter stated that unless the Company requests an appeal of the determination, trading of the Company’s common stock will be suspended at the opening of business on January 21, 2009 and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on Nasdaq. Pursuant to the Nasdaq Marketplace Rules, the Company may appeal the Staff’s delisting determination by requesting a hearing with the Nasdaq Listing Qualifications Panel (the “Panel”) no later than 4:00 pm Eastern Time on January 16, 2009, which request will stay any delisting of the Company’s common stock pending the Panel’s decision. In addition, commencing January 16, 2009 and until such time as the Company has regained compliance or been delisted, the Company’s trading symbol will be appended with the letter “e” indicating the Company’s non-compliance with the Rules.
As previously announced, the Company is a party to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated July 28, 2008, with Phoenix Parent Corp. (which is now known as Meadow Valley Parent Corp.) and Phoenix Merger Sub, Inc., both affiliates of Insight Equity I LP. Although the Company’s common stock will not remain listed on Nasdaq if the closing of the Merger Agreement occurs, there is no assurance such a closing will occur. Consequently, the Company has determined to request a hearing with the Panel on or before January 16, 2009 so that the Company’s common stock will remain listed on Nasdaq at least until the earlier of the closing of the Merger Agreement and the Panel’s decision. There can be no assurance that the Company’s request for continued listing on Nasdaq will be granted by the Panel.
About Meadow Valley
Meadow Valley Corporation, based in Phoenix, Arizona, is engaged in the construction industry as both a contractor and a supplier of construction materials. Meadow Valley’s construction services segment specializes in structural concrete construction of highway bridges and overpasses, and the paving of highways and airport runways, primarily in Nevada and Arizona. Meadow Valley’s construction materials operations provide concrete and gravel products primarily to other contractors. Meadow Valley’s materials operations are concentrated in the Southern Nevada and Arizona.

Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business and its proposed acquisition by Phoenix Merger Sub, Inc. based, in part, on assumptions made by management. These statements, including statements regarding the possible termination of the merger agreement and the possible delisting of the Company’s common stock, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Such forward-looking statements speak only as of the date on which they are made and Meadow Valley does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, except as may be required by law.

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